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                                                                   EXHIBIT 3(a)
                                                                   ------------


                             BOND PURCHASE AGREEMENT

                        GUADALUPE-BLANCO RIVER AUTHORITY

                                   $40,890,000

                    Pollution Control Revenue Refunding Bonds
                    (Central Power and Light Company Project)
                                   Series 1995



          BOND PURCHASE AGREEMENT (this "Purchase Agreement") dated November 2, 1995 between GUADALUPE-BLANCO RIVER AUTHORITY, a governmental agency and body politic and corporate of the State of Texas (the "Issuer") and MORGAN STANLEY & CO. INCORPORATED (the "Underwriter").

          1.  Background

          (a) Subject to the terms and conditions herein set forth, the Underwriter hereby agrees to purchase from the Issuer, and the Issuer hereby agrees to sell and deliver to the Underwriter, the Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995 (the "Refunding Bonds") in the principal amount of $40,890,000. The Refunding Bonds shall be dated, shall mature and shall bear interest from time to time at adjustable or fixed rates as set forth in Section 2 hereof and shall otherwise have such terms and provisions as set forth in the Refunding Bonds, the Official Statement and the Indenture (as hereinafter defined).

          (b) The Refunding Bonds will be issued pursuant to the resolution adopted by the Board of Directors of the Issuer on October 18, 1995 (the "Resolution"), and under an Indenture of Trust dated as of October 1, 1995 (the "Indenture") between the Issuer and The Bank of New York, as trustee (the "Trustee"). The Refunding Bonds are to be issued to provide funds for the redemption and cancellation of all outstanding Guadalupe-Blanco River Authority (Texas) 6% Pollution Control Revenue Bonds (Central Power and Light Company Project) Series 1977 (the "Series 1977 Bonds") and all outstanding Port of Corpus Christi Authority of Nueces County, Texas (formerly Nueces County Navigation District No. 1) 7 1/8% Environmental Improvement Revenue Bonds (Central Power and Light Company Facilities) Series 1974, Issue A (the "Series 1974A Bonds"). The Series 1977 Bonds were originally issued to provide funds for the acquisition, construction and improvement of certain facilities designed to abate or control air and water pollution (the "Coleto Facilities") at the Coleto Creek generating plant of Central Power and Light Company (the "Company") located in Goliad County, Texas. The Series 1974A Bonds were originally issued to provide funds for the acquisition, construction and improvement of air and water pollution control facilities (the "Davis Facilities", and together with the Coleto Facilities, the "Facilities") at the Barney M. Davis Power Station which is operated by the Company and located in Nueces County, Texas. In connection with the issuance of the Refunding Bonds, the Issuer and the Company have entered into an Installment Payment Agreement dated as of October 1, 1995 (the "Installment Agreement"), which obligates the Company to pay amounts designed to be sufficient to pay the principal of, premium, if any, and interest on the Refunding Bonds. The Issuer has assigned the right to receive such payments from the Company to the Trustee pursuant to the Indenture.

          (c) ABN AMRO Bank N.V. (the "Bank") has made a commitment to issue an irrevocable, direct pay letter of credit (the "Letter of Credit") with respect to the Refunding Bonds and effective as of the date of issuance of the Refunding Bonds.

          (d) Concurrently with the execution and delivery of this Purchase Agreement, the Company is delivering to the Issuer and the Underwriter its Letter of Representation dated of even date herewith in substantially the form of Appendix A hereto (the "Letter of Representation") indicating its approval of the terms and provisions of this Purchase Agreement and acknowledging that the Issuer will sell the Refunding Bonds to the Underwriter and the Underwriter will purchase the Refunding Bonds and make a public offering thereof in reliance upon the representations, covenants and indemnities contained in the Letter of Representation.

          (e) The Facilities constitute solid waste disposal facilities or air or water pollution control facilities for purposes of Section 103(b)(4)(E) or (F) of the Internal Revenue Code of 1954, as amended. The Refunding Bonds will be obligations described in Section 1313 of the Tax Reform Act of 1986 so that interest on the Refunding Bonds will not be includible in gross income for federal tax purposes (except as noted in the opinion of Bond Counsel included as Appendix B to the Official Statement) and the Underwriter may offer the Refunding Bonds for sale without registration under the Securities Act of 1933, as amended (the "Securities Act"), or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Act").

          (f) A Preliminary Official Statement dated October 26, 1995, including all Appendices thereto and all documents incorporated therein by reference (the "Preliminary Official Statement"), has been prepared for use in the offering of the Refunding Bonds, and a final Official Statement dated as of the date hereof, including all Appendices thereto and all documents incorporated therein by reference (the "Final Official Statement"), has been delivered by the Issuer to the Underwriter. The Final Official Statement, as it may be amended or supplemented with the consent of the Issuer, the Underwriter and the Company, is hereinafter referred to as the "Official Statement."

          2. Purchase, Sale and Closing. Subject to the terms and conditions herein set forth, the Underwriter agrees to purchase from the Issuer, and the Issuer agrees to sell to the Underwriter, the Refunding Bonds at a purchase price equal to 100% of the principal amount thereof. The Refunding Bonds shall be dated as of October 1, 1995, shall mature on November 1, 2015, and shall bear interest at the Flexible Rate, the Daily Rate, the Weekly Rate, the Monthly Rate, the Quarterly Rate, the Semiannual Rate, the Multiannual Rate or the Fixed Rate (all as defined and more fully described in the Indenture). Payment for the Refunding Bonds shall be made in immediately available Federal funds payable to the order of the Trustee for the account of the Issuer. Closing (the "Closing") will be at the offices of McCall, Parkhurst and Horton L.L.P., 717 North Harwood, 9th Floor, Dallas, Texas at 9:00 a.m., Dallas time, on November 2, 1995 (the "Closing Date"), or at such other date, time or place as may be agreed on by the Issuer, the Company and the Underwriter. Refunding Bonds will be delivered to The Depository Trust Company ("DTC") at least 24 hours before Closing; the Refunding Bond will be registered in the name of CEDE & Co., as nominee for DTC, in the denomination of $40,890,000.

          3. Issuer's Representations. The Issuer makes the following representations and warranties, all of which shall survive Closing:

          (a) The information with respect to the Issuer contained in the Preliminary Official Statement and in the Final Official Statement is, and, as such information may be amended or supplemented as of the Closing Date will be, true and correct in all material respects, and such information does not, and as it may be amended or supplemented as of the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Preliminary Official Statement and the Official Statement relating to the Issuer, in the light of the circumstances under which they were made, not misleading. The copies of the Final Official Statement delivered to the Underwriter on the date hereof have been duly signed and delivered by the Issuer.

          (b) The Issuer is a duly constituted and validly existing governmental agency and body politic and corporate of the State of Texas, with full legal right, power and authority under and pursuant to Chapters 30 and 383, Texas Water Code (the "Enabling Legislation"), to execute and deliver this Purchase Agreement, the Installment Agreement and the Indenture, to sign and deliver the Official Statement, to carry out and consummate the transactions contemplated by each of the foregoing and all other agreements relating thereto, and to issue, sell and deliver the Refunding Bonds for the purpose of refunding all or any part of outstanding Series 1977 Bonds and Series 1974A Bonds.

          (c) The Issuer has full legal right, power and authority and has taken all necessary action and has complied with all applicable provisions of law required (i) to adopt the Resolution, (ii) to execute and deliver this Purchase Agreement, the Installment Agreement, the Refunding Bonds and the Indenture, (iii) to issue and sell the Refunding Bonds to the Underwriter pursuant hereto and to the Indenture and (iv) to carry out and consummate all other transactions contemplated by each of such documents, and the Issuer has complied with all applicable provisions of law in all matters relating to such transactions.

          (d) The Issuer has duly authorized (i) the delivery and due performance of the Resolution and the execution, delivery and due performance of this Purchase Agreement, the Installment Agreement, the Refunding Bonds and the Indenture, including, without limitation, the issuance and sale of the Refunding Bonds to the Underwriter, (ii) the execution and delivery of the Official Statement by the Issuer and the distribution of the Preliminary Official Statement and the Official Statement and (iii) the taking of any and all such action as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by each of the foregoing. None of the proceedings or actions taken by the Issuer with respect to any of the Refunding Bonds, the Indenture, the Installment Agreement, the Preliminary Official Statement, the Official Statement or this Purchase Agreement have been repealed, rescinded or revoked. The Official Statement is deemed final by the Issuer for purposes of Rule 15c2-12 ("Rule 15c2-12") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (e) The Issuer has not been notified of any listing or proposed listing by the Internal Revenue Service to the effect that the Issuer is a bond issuer whose arbitrage certifications may not be relied upon.

          (f) The Resolution has been duly adopted by the Issuer, is in full force and effect and constitutes the legal, valid and binding act of the Issuer. This Purchase Agreement has been duly executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Installment Agreement and the Indenture each will be duly executed by the Issuer and, when delivered, each will constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (g) When delivered to and paid for by the Underwriter at Closing in accordance with the provisions of this Purchase Agreement, the Refunding Bonds initially delivered will have been duly approved by the Attorney General of the State of Texas and registered by the Comptroller of Public Accounts of the State of Texas, and the Refunding Bonds will be duly authorized, executed, issued and delivered and will constitute legal, valid, binding and enforceable limited obligations of the Issuer in accordance with their terms and in conformity with the Enabling Legislation and will be entitled to the benefit and security of the Installment Agreement, the Resolution and the Indenture.

          (h) No approval, permit, consent or authorization of any governmental or public agency, authority or person not already obtained (other than the approval of the Attorney General of the State of Texas with respect to the Refunding Bonds, the registration of the Refunding Bonds by the Comptroller of Public Accounts of the State of Texas and the order of the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), authorizing the Company's obligations with respect to the Refunding Bonds and the Installment Agreement, which approvals and orders shall be obtained on or prior to the Closing Date, the receipt of which are expressly made a condition to the Issuer's, the Underwriter's and the Company's respective obligations to issue, purchase and sell the Refunding Bonds hereunder and under the Letter of Representation; and other than any approvals that might be required under the Blue Sky or securities laws of any jurisdiction) is required in connection with the issuance and sale of the Refunding Bonds, the adoption of the Resolution or the execution and delivery by the Issuer of the Refunding Bonds, the Installment Agreement, the Indenture or this Purchase Agreement or the performance of its obligations under any of such instruments.

          (i) The adoption of the Resolution, the issuance and sale of the Refunding Bonds, the acceptance of the Letter of Representation, the execution and delivery by the Issuer of this Purchase Agreement, the Installment Agreement, the Refunding Bonds and the Indenture, the execution and delivery by the Issuer of the Official Statement and compliance with the provisions hereof and thereof, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which with notice or passage of time, or both, would constitute a default) on the part of the Issuer under, any indenture, commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Texas Constitution or any existing law, rule, regulation, judgment, ordinance, order or decree to which the Issuer (or any of its directors or officers in their respective capacities as such) is subject, or result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the property, assets or revenues of the Issuer, except as provided in the Refunding Bonds and the Indenture.

          (j) The Issuer is solvent and since its creation, the Issuer has not been in default in the payment of principal of, premium, if any, or interest on, or otherwise been in default with respect to, any of its bonds, notes or other securities or any legally authorized obligation issued or guaranteed by it; and no bankruptcy or insolvency proceedings have been taken by or against the Issuer.

          (k) Payments under the Installment Agreement, the Indenture, the Resolution and the Refunding Bonds, and the interest on the Refunding Bonds, are not subject to taxation in the State of Texas. No legislation, ordinance, rule or regulation has been enacted by, or is currently pending before, any governmental body, department or agency of the State of Texas, nor has any decision been rendered by any court of competent jurisdiction of the State of Texas, which would adversely affect the exemption from all taxation in the State of Texas of (i) any payments under the Installment Agreement, the Indenture, the Resolution or the Refunding Bonds and the interest on the Refunding Bonds or (ii) all bonds and obligations of the general character of the Refunding Bonds. There are no stamp, documentary, transfer or like taxes in the State of Texas which would be applicable to the original issuance or subsequent transfers of the Refunding Bonds.

          (l) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, governmental agency or body or arbitrator, pending or, to the best of the knowledge of the Issuer, threatened (nor to the best of the knowledge of the Issuer is there any basis therefor), which in any way questions the validity of the Enabling Legislation, the powers of the Issuer referred to in paragraphs (b) and (c) of this Section 3 above, or the validity of any proceedings taken by the Issuer in connection with the issuance and sale of the Refunding Bonds, or wherein an unfavorable decision, ruling or finding might adversely affect the transactions contemplated hereby or by the Installment Agreement, the Indenture or the Official Statement or which, in any way, might adversely affect the validity or enforceability of the Refunding Bonds, the Resolution, the Installment Agreement, the Indenture or this Purchase Agreement (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby or hereby) or the exclusion from gross income for federal income tax purposes of interest on the Refunding Bonds.

          4. Covenants and Agreements of the Issuer. The Issuer covenants and agrees with the Underwriter that it will:

          (a) Furnish or cause to be furnished to the Underwriter (i) on the date of the execution of this Purchase Agreement, two copies of the Final Official Statement and, on the date of any amendment or supplement thereto, two copies of such amendment or supplement, prepared in a manner consistent with (b) below, in each case signed by or on behalf of the Issuer by its Chairman and (ii) on or prior to the Closing Date, two specimens of the form of Refunding Bond, two certified copies of the Resolution and two executed copies of the Indenture and of the Installment Agreement (which documents shall be in the forms previously delivered to the Underwriter, subject to such changes as the Underwriter shall approve); the Issuer agrees that the Company may at its expense furnish to the Underwriter, without charge, as many copies of the Official Statement and any amendment or supplement thereto as the Underwriter may reasonably request.

          (b) Before amending or supplementing the Official Statement, furnish to the Underwriter two copies and the Company two copies of each proposed amendment or supplement. No amendment or supplement to the Official Statement will contain material information different from that contained in the Final Official Statement which is reasonably unsatisfactory to the Underwriter or the Company.

          (c) During such period as the Underwriter believes delivery of the Official Statement is necessary or desirable in connection with sales of the Refunding Bonds by the Underwriter or a dealer, if any event shall occur as a result of which it may be necessary to amend or supplement the Official Statement in order to make the statements therein, in the light of the circumstances when the Official Statement is delivered to a purchaser, not misleading, immediately notify the Underwriter and the Company of such event and cooperate at the request of the Underwriter in the preparation of amendments or supplements to the Official Statement which in the judgment of the Underwriter are necessary so that the statements in the Official Statement as so amended or supplemented will not, in light of the circumstances when the Official Statement is delivered to a purchaser, be misleading.

          (d) Cooperate in qualifying the Refunding Bonds for offer and sale and in determining their eligibility for investment under the laws of such jurisdictions as the Underwriter may reasonably request, provided that the Issuer shall not be required to qualify to do business or consent to general service of process in any state or jurisdiction other than the State of Texas.

          (e) Apply the proceeds from the issuance and sale of the Refunding Bonds in the manner set forth in the Official Statement, and not take any action which will adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Refunding Bonds.

          (f) Promptly make or cause to be made under the Uniform Commercial Code of the State of Texas, or under any other applicable law, at such times as may be required, all filings, if any, required in order to establish, maintain, protect or preserve the interest of the Trustee in the rights assigned to it under the Resolution, the Installment Agreement and the Indenture.

          (g) The Issuer will refrain from knowingly taking any action with regard to which the Issuer may exercise control that would result, or could reasonably be expected to result, in the loss of the exclusion from gross income for federal income tax purposes of the interest on the Refunding Bonds referred to under the caption "Tax Matters" in the Official Statement.

          5. Survival of Representations, Warranties and Agreements. The respective covenants, agreements, representations, warranties and other statements of each of the Issuer and the Underwriter, as set forth in this Purchase Agreement or made by them pursuant to this Purchase Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Issuer or the Underwriter or any officer, director or controlling person thereof, and shall survive the termination of this Purchase Agreement and the delivery of and payment for the Refunding Bonds.

          6. Conditions of Underwriter's Obligations. The Underwriter's obligation to purchase and pay for the Refunding Bonds at Closing is subject to the performance by the Issuer of its obligations and agreements to be performed hereunder and under the Installment Agreement, the Resolution and the Indenture at or prior to Closing and the performance by the Company of the obligations to be performed by it under the Letter of Representation, the Installment Agreement, the Letter of Credit, the Letter of Credit Agreement between the Company and the Bank, dated as of October 1, 1995 and relating to the Refunding Bonds (the "Letter of Credit Agreement") and the Remarketing Agreement between the Company and the Remarketing Agent dated the Closing Date relating to the Refunding Bonds (the "Remarketing Agreement") at or prior to Closing and to the fulfillment of the following conditions at or prior to
Closing:

          (a) The Company shall have executed and the Issuer shall have accepted the Letter of Representation, and the representations and warranties of the Issuer herein and of the Company in the Letter of Representation shall be true and correct on and as of the Closing Date;

          (b) Each of the Indenture, the Installment Agreement, the Letter of Credit, the Remarketing Agreement and the Letter of Credit Agreement shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and each shall not have been amended, modified or supplemented since the date hereof except as may have been agreed to by the Underwriter;

          (c) Neither the Issuer nor the Company shall be in default in the performance of any of its covenants and agreements herein or in the Letter of Representation, respectively;

          (d) Subsequent to the execution of this Purchase Agreement, there shall not have been any downgrading of any rating by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group of any securities issued by the Company or of any bonds issued by the Issuer with respect to the Facilities or of the Refunding Bonds;

          (e)  The Underwriter shall have received:

              (i) The Final Official Statement signed on behalf of the Issuer by its Chairman, together with any amendments or supplements thereto to the Closing Date;

              (ii) Opinions of McCall, Parkhurst & Horton L.L.P., Bond Counsel ("Bond Counsel"), dated the Closing Date, substantially in the forms attached hereto as Exhibit A-1 and Exhibit A-2;

             (iii) An opinion, dated the Closing Date, of McCall, Parkhurst & Horton L.L.P. ("Issuer's Counsel"), counsel for the Issuer, substantially in the form attached hereto as Exhibit B;

              (iv) An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special counsel for the Company, substantially in the form attached hereto as Exhibit C;

              (v) An opinion, dated the Closing Date, of Vinson & Elkins L.L.P., special counsel for the Company, substantially in the form attached hereto as Exhibit D;

              (vi) An opinion, dated the Closing Date, of Sidley & Austin, counsel for the Underwriter, substantially in the form attached hereto as Exhibit E;

             (vii) A letter, dated the Closing Date, from Arthur Andersen LLP, independent certified public accountants of the Company, in form and substance satisfactory to the Underwriter and its counsel and covering the matters set forth in Exhibit F hereto;

            (viii) A certificate, dated the Closing Date, signed by the Chairman of the Issuer or other appropriate official satisfactory to the Underwriter, to the effect that each of the representations and warranties of the Issuer set forth in this Purchase Agreement is true and correct on and as of the Closing Date as if made on and as of the Closing Date and that all agreements to be complied with and obligations to be performed by the Issuer hereunder and under the Installment Agreement, the Resolution and the Indenture on or prior to the Closing Date or as contemplated hereby or thereby have been complied with and performed;

              (ix) A certificate, dated the Closing Date, signed by a Vice President or the Treasurer of the Company to the effect that, (A) the representations and warranties contained in the Letter of Representation and the Remarketing Agreement or in any certificate delivered by the Company hereunder or thereunder are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (B) all agreements to be complied with and obligations to be performed by the Company pursuant to the Letter of Representation, the Remarketing Agreement and the Letter of Credit Agreement or as contemplated by the Letter of Representation, the Remarketing Agreement, the Letter of Credit Agreement, the Resolution, the Installment Agreement or the Indenture on or prior to the Closing Date have been complied with and performed and (C) there has been no material adverse change in the Company's financial condition or any adverse development concerning its business or assets which would result in a material adverse change in its prospective financial condition or results of operations from that described in or contemplated by the Official Statement or, if such change has occurred, full information with respect thereto;

              (x) A certificate, satisfactory in form and substance to the Underwriter, of one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authentication and delivery of the Refunding Bonds by the Trustee under the Indenture;

              (xi) Arbitrage certifications, satisfactory in form to the Underwriter and Underwriter's counsel, by the Company and the Issuer (which may be in the form of a single document);

             (xii) Evidence, satisfactory to the Underwriter, of the ratings on the Refunding Bonds;

            (xiii) Such additional certificates (including appropriate no litigation certificates), instruments or other documents as the Underwriter or Underwriter's counsel may reasonably request to evidence compliance with applicable law, the authority of the Trustee to act under the Indenture, and the due performance and satisfaction by the Company at or prior to such date of all agreements then to be performed and all conditions then to be satisfied by it, in connection with this Purchase Agreement, the Letter of Representation, the Remarketing Agreement, the Letter of Credit Agreement, the Installment Agreement, the Resolution and the Indenture, and to evidence that the interest on the Refunding Bonds is excludable from the gross income of the owners thereof for federal income tax purposes under the statutes, regulations, published rulings and court decisions on the Closing Date, and the status of the offering under the Securities Act, the 1935 Act and the Trust Act;

             (xiv) An opinion, dated the Closing Date, of Chapman and Cutler, counsel for the Bank, with respect to the enforceability of the Letter of Credit and certain matters contained in the Official Statement, substantially in the form attached hereto as Exhibit G;

              (xv) A copy of the Letter of Credit, duly executed by the Bank and delivered to the Trustee, satisfactory in form and substance to the Underwriter; and

             (xvi) A certificate, satisfactory in form and substance to the Underwriter, of one or more duly authorized officers of the Bank, to the effect that the information with respect to the Bank (including Appendix
      B) contained or incorporated by reference in the Official Statement (including any amendments or supplements thereto) is true and correct in all material respects and does not include, and the Preliminary Official Statement as of its date did not include, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (f) At Closing there shall not have been any material adverse change in the financial condition of the Company or any adverse development concerning the business or assets of the Company which would result in a material adverse change in the prospective financial condition or results of operations of the Company from that described in the Official Statement which, in the sole judgment of the Underwriter, makes it inadvisable to proceed with the sale of the Refunding Bonds;

          (g) The Commission shall have issued an order under the 1935 Act, authorizing the Company's obligations with respect to the Refunding Bonds, the Installment Agreement, the Remarketing Agreement and the Letter of Credit Agreement; the Attorney General of the State of Texas shall have examined the Refunding Bonds and the records relating to their issuance, shall have certified as to their validity and shall have approved the Refunding Bonds; and the Refunding Bonds shall have been registered by the Comptroller of Public Accounts of the State of Texas;

          (h) All matters relating to this Purchase Agreement, the Official Statement, the Refunding Bonds and the sale thereof, the Installment Agreement, the Remarketing Agreement, the Letter of Credit Agreement, the Letter of Credit, the Indenture, the Resolution, the Letter of Representation, and the consummation of the transactions contemplated hereby or thereby shall be satisfactory to and approved by the Underwriter as of the Closing, which approval shall not be unreasonably withheld. Any certificate signed by or on behalf of the Issuer or the Company and delivered at the Closing shall be a representation and warranty by the Issuer or the Company, as the case may be, to the Underwriter as to the statements made therein;

          (i) The Underwriter shall have received from the Company payment on the Closing Date by wire transfer of the Underwriter's fees (.397% of the principal amount of the Refunding Bonds) as set forth in Section 5 of the Letter of Representation; and

          (j) Subsequent to the dates as of which information is given in the Official Statement, there shall not have been any change or decrease specified in the letter required by subsection (e)(vii) which is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Refunding Bonds as contemplated in the Official Statement.

          7. Events Permitting the Underwriter to Terminate. The Underwriter may terminate its obligations to purchase the Refunding Bonds at any time before Closing if any of the following occurs:


          (a) A legislative, executive or regulatory action (including the introduction or proposal for adoption of legislation, executive orders or regulations) or a court decision which, in the sole judgment of the Underwriter, casts sufficient doubt on the legality of, or the tax-free status of interest on, obligations of the general kind and character as the Refunding Bonds so as to materially impair the marketability or materially lower the market price thereof or would make it impractical to market the Refunding Bonds on the terms and in the manner contemplated in the Official Statement;

          (b) Any action by the Commission, any other governmental agency, or a court which, directly or indirectly, would require, in the reasonable judgment of the Underwriter, (i) registration of the Refunding Bonds under the Securities Act or (ii) qualification of an indenture in respect of the Refunding Bonds under the Trust Act, or any such action or legislative, executive or regulatory action with the purpose or effect of otherwise prohibiting the issuance, offering or sale of the Refunding Bonds as contemplated hereby or by the Official Statement or of obligations of the general character of the Refunding Bonds;

          (c) (i) Any general suspension or material limitation on trading in securities on the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, any limitation on prices for such trading or any restrictions on the distribution of securities,
(ii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, (iii) a general banking moratorium on commercial banking activities in New York shall have been declared either by federal or New York State authorities, (iv) the rating assigned by any nationally recognized securities rating agency to any securities of the Company as of the date of this Purchase Agreement shall have been lowered since that date or (v) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to market the Refunding Bonds; or

          (d) Any event or condition not expressly contemplated in the Official Statement which, in the sole judgment of the Underwriter, renders untrue or incorrect, in any material adverse respect as of the time to which the same purports to relate, the information, including the financial statements, contained in the Official Statement, including Appendices thereto and documents incorporated therein by reference, or which requires that information not reflected in such Official Statement should be reflected therein in order to make the statements and information contained therein not misleading in any material respect at such time, which, in either event, in the sole judgment of the Underwriter, makes it inadvisable to proceed with the sale of the Refunding Bonds; provided, however, that the Underwriter shall not exercise the termination right provided in this subparagraph (d) (i) until the Underwriter shall have consulted with the Company with respect to the event or condition at issue and (ii) so long as the Company and the Underwriter shall reasonably believe that such event or condition can be eliminated or cured prior to the Closing Date.

          8. Execution in Counterparts. This Purchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Purchase Agreement by signing any such counterpart.

          9. Notices and Other Actions. All notices, requests, demands and formal actions hereunder will be in writing mailed, telegraphed or delivered to:

          The Underwriter:

              Morgan Stanley & Co. Incorporated
              1585 Broadway
              New York, New York  10036

              Attention:  Municipal Department

          The Issuer:

              Guadalupe-Blanco River Authority
              933 East Court Street
              Seguin, Texas   78155

              Attention: Director of Finance

          The Company:

              c/o Central and South West Corporation
              1616 Woodall Rodgers Freeway
              Dallas, Texas 75202

              Attention: Director, Finance


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          10.  GOVERNING LAW.  THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          11. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties and their respective successors, and will not confer any rights upon any other person. The term "successor" shall not include any holder of any Refunding Bonds merely by virtue of such holding.


                   GUADALUPE-BLANCO RIVER AUTHORITY



                   By:
                      Name:
                      Title:


                   MORGAN STANLEY & CO. INCORPORATED




                   By:
                      Name:  Francis J. Sweeney
                      Title: Principal




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